UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2021

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 North Riverside Plaza Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.01 par value	H	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

As described in Hyatt Hotels Corporation’s (the “Company”) Annual Report on Form 10-K for the fiscal year ended December 31, 2020, certain outstanding shares of Class A Common Stock and Class B Common Stock are (or were during the fiscal year ended December 31, 2020) subject to lock-up restrictions contained in the Amended and Restated Global Hyatt Agreement, the Amended and Restated Foreign Global Hyatt Agreement and the 2007 Stockholders’ Agreement.

The Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement include restrictions on the number of shares that may be sold by Pritzker family stockholders in specified 12 month periods commencing November 5th of each year. In accordance with such lock-up restrictions (and assuming such lock-up restrictions are not amended, waived or terminated and that there are no transfers of shares amongst Pritzker family stockholders), during the 12 month period from November 5, 2021 through November 4, 2022, 15,910,098 restricted shares will be available for sale by Pritzker family stockholders in the public market pursuant to the terms of such agreements and applicable securities laws.

Another 2,270,395 restricted shares of Class B Common Stock held by other stockholders party to the 2007 Stockholders’ Agreement are available for sale in the public market at any time subject to applicable securities laws and certain rights of first refusal of the Company pursuant to the terms of the 2007 Stockholders’ Agreement.

An additional 3,896 restricted shares are available for sale in the public market at any time subject to applicable securities laws and are not subject to any lock-up restrictions contained in the foregoing agreements. The foregoing numbers are based on information as of the date of this filing.

For additional information regarding the restrictions contained in the Amended and Restated Global Hyatt Agreement, Amended and Restated Foreign Global Hyatt Agreement and 2007 Stockholders’ Agreement, see Part I, Item 1, “Business—Stockholder Agreements—Amended and Restated Global Hyatt Agreement,” “—Amended and Restated Foreign Global Hyatt Agreement” and “—2007 Stockholders’ Agreement” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

The foregoing numbers do not include any shares of Class A Common Stock that may be issued and become eligible for sale in the public market under the Company’s Fourth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan, as amended, the Second Amended and Restated Hyatt Hotels Corporation Employee Stock Purchase Plan, the Amended and Restated Hyatt Corporation Deferred Compensation Plan, and the Hyatt International Hotels Retirement Plan.

The information furnished under Item 7.01 in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by Hyatt Hotels Corporation under the Securities Act of 1933, as amended, or the Exchange Act, except as set forth by specific reference in such filing.

Forward-Looking Statements

Forward-Looking Statements in this Current Report on Form 8-K, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about shares eligible for future sale or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, the risks discussed in the Company’s filings with the SEC, including our annual report on Form 10-K and subsequent reports, which filings are available from the SEC. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this Current Report on Form 8-K. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyatt Hotels Corporation

Date: November 8, 2021	By:	/s/ Margaret C. Egan
		Name:	Margaret C. Egan
		Title:	Executive Vice President, General Counsel and Secretary